As filed with the Securities and Exchange Commission on May 15, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Xenia Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Maryland	20-0141677
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 S. Orange Avenue, Suite 2700

Orlando, Florida 32801

(407) 246-8100

(Address of Principal Executive Offices)

Xenia Hotels & Resorts, Inc., XHR Holding, Inc. and XHR LP 2015 Incentive Award Plan

(full title of the plan)

Marcel Verbaas

Chair and Chief Executive Officer

200 S. Orange Avenue, Suite 2700

Orlando, Florida 32801

(407) 246-8100

Taylor C. Kessel

Senior Vice President and General Counsel

200 S. Orange Avenue, Suite 2700

Orlando, Florida 32801

(407) 246-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Cathy A. Birkeland

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

(312) 876-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is being filed to register the offer and sale of an additional 2,250,000 shares (the “Additional Shares”) of Common Stock of the Company to be issued under the Plan. On March 27, 2025, the Company’s Board of Directors increased the authorized number of shares under the Plan from 11,750,000 to 14,000,000, which the Company’s stockholders approved on May 13, 2025. In accordance with General Instruction E to Form S-8, this Registration Statement incorporates by reference and makes a part hereof the contents of the Registration Statement on Form S-8 (File No. 333-201829) filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 2, 2015 relating to the registration of offers and sales of 7,000,000 shares of Common Stock under the Plan, the contents of the Registration Statement on Form S-8 (File No. 333-238708) filed by the Company with the Commission on May 27, 2020 relating to the registration of offers and sales of 2,000,000 shares of Common Stock under the Plan, and the contents of the Registration Statement on Form S-8 (File No. 333-272087) filed by the Company with the Commission on May 19, 2023 relating to the registration of offers and sales of 2,750,000 shares of Common Stock under the Plan to the extent not modified or superseded hereby or by any subsequently filed document incorporated by reference herein or therein.

PART I

Item 1. Plan Information

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by the Company or the Plans are incorporated herein by reference:

A.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 25, 2025.

B.	The Company’s Quarterly Report on Form 10-Q, for the quarter ended March 31, 2025, filed with the Commission on May 2, 2025.

C.

The portions of our Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 31, 2025, incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

D.	Our Current Reports on Form 8-K filed with the Commission on January 31, 2025 and May 14, 2025.

E.

The description of the Company’s Common Stock contained in its Registration Statement on Form 10, as amended (File No. 001-36594), filed with the Commission on January 9, 2015 under section 12(b) of the Exchange Act, as amended by the description of the Company’s Common Stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. The Company will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of the Company’s Current Reports on Form 8-K unless, and except to the extent, specified in such reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not required to be filed with this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Not required to be filed with this Registration Statement.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description of Exhibit

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included in the signature page to the Registration Statement).

99.1	Xenia Hotels & Resorts, Inc., XHR Holding, Inc. and XHR LP 2015 Incentive Award Plan, as amended (filed as Appendix A and Appendix B to the Company’s Proxy Statement on Form DEF 14A filed on March 31, 2025 and incorporated herein by reference).

107	Filing Fee Table

Item 9. Undertakings

Not required to be filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on May 15, 2025.

Xenia Hotels & Resorts, Inc., a Maryland Corporation

By:	/s/ Marcel Verbaas
Marcel Verbaas
Chair and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Taylor C. Kessel and Marcel Verbaas, and each acting alone, his true and lawful attorney-in-fact and agents, with full power of resubstitution and substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ MARCEL VERBAAS	Chair and Chief Executive Officer (principal executive officer)	May 15, 2025
Name:	Marcel Verbaas

By:	/s/ ATISH SHAH	Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer)	May 15, 2025
Name:	Atish Shah

By:	/s/ JOSEPH T. JOHNSON	Senior Vice President and Chief Accounting Officer (principal accounting officer)	May 15, 2025
Name:	Joseph T. Johnson

By:	/s/ DENNIS D. OKLAK	Lead Director	May 15, 2025
Name:	Dennis D. Oklak

By:	/s/ KEITH E. BASS	Director	May 15, 2025
Name:	Keith E. Bass

By:	/s/ THOMAS M. GARTLAND	Director	May 15, 2025
Name:	Thomas M. Gartland

By:	/s/ BEVERLY K. GOULET	Director	May 15, 2025
Name:	Beverly K. Goulet

By:	/s/ ARLENE ISAACS-LOWE	Director	May 15, 2025
Name:	Arlene Isaacs-Lowe

By:	/s/ MARY ELIZABETH McCORMICK	Director	May 15, 2025
Name:	Mary Elizabeth McCormick

By:	/s/ TERRENCE MOOREHEAD	Director	May 15, 2025
Name:	Terrence Moorehead